

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 5 Financial Statements for the twelve months ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   DEC-31-1999
<CASH>                                           3,794,272
<SECURITIES>                                             0
<RECEIVABLES>                                       38,614<F1>
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                 3,006,581
<PP&E>                                          76,545,193<F2>
<DEPRECIATION>                                (49,044,499)<F3>
<TOTAL-ASSETS>                                  34,340,161
<CURRENT-LIABILITIES>                            2,907,273
<BONDS>                                         41,232,174<F4>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                 0
<OTHER-SE>                                     (9,799,286)<F5>
<TOTAL-LIABILITY-AND-EQUITY>                    34,340,161
<SALES>                                                  0
<TOTAL-REVENUES>                                16,260,401<F6>
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                10,622,457<F7>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                               2,959,150
<INCOME-PRETAX>                                          0
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                                      0
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                     2,678,794<F8>
<EPS-BASIC>                                            0<F8>
<EPS-DILUTED>                                            0<F8>

<F1>Includes all receivables  grouped in "prepaid  expenses and other assets" on the Balance Sheet.
<F2>Multi-family complexes of $75,979,821 and deferred expenses of $565,372.
<F3>Accumulated  depreciation  of $48,927,222 and  accumulated  amortization  of deferred expenses of $117,277.
<F4>Represents mortgage notes payable.
<F5>Represents total  deficit of the General  Partners and  Limited  Partners of
($402,016) and ($9,397,270), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating  expenses of  $5,253,090, real estate taxes of $1,700,398 and depreciation and amortization of $3,668,969.
<F8>Net income  allocated $26,788 to the  General Partners and $2,652,006 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $70.77 on 35,200 Units outstanding.

